As filed with the Securities and Exchange Commission on November 16, 2001
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               TRIAD GUARANTY INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       56-1838519
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                       101 SOUTH STRATFORD ROAD, SUITE 500
                       WINSTON-SALEM, NORTH CAROLINA 27104
                    (Address of Principal Executive Offices)

                       1993 LONG-TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                MICHAEL R. OSWALT
                       101 SOUTH STRATFORD ROAD, SUITE 500
                             WINSTON-SALEM, NC 27104
                     (Name and address of agent for service)
                                 (336) 723-1282
          (Telephone number, including area code, of agent for service)

                                    copy to:
                            J. Brett Pritchard, Esq.
                              Lord, Bissell & Brook
                            115 South LaSalle Street
                             Chicago, Illinois 60603

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

Title of      Amount          Proposed       Proposed               Amount
Securities    to be           Maximum         Maximum               of
to be         Registered      Offering       Aggregate              Registration
Registered    (1)             Price Per      Offering               Fee
                              Share (2)      Price (2)
-------------------------------------------------------------------------------

Common        500,000          $32.43       $16,215,000            $4,053.75
Stock, par    shares
value $0.01
per share

--------------------------------------------------------------------------------

          (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

          (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices of the Common Stock reported by the Nasdaq Stock Market National Market System on November 12, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The registration statement on Form S-8 (registration no. 333-16613) of Triad Guaranty Inc. (the "Company" or "Registrant") filed with the Securities and Exchange Commission on November 22, 1996 is incorporated herein by reference.

ITEM 8.  EXHIBITS

5 Opinion of Lord, Bissell & Brook as to the legality of the securities offered by the registration statement
23(a)  Consent of Ernst & Young
23(b)  Consent of Lord, Bissell & Brook (included in exhibit 5)









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




                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham and State of Alabama on the 15th day of November, 2001.


                                   TRIAD GUARANTY INC.

                                   By:    /s/ William T. Ratliff, III
                                         --------------------------------------
                                         William T. Ratliff, III
                                         Chairman of the Board

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of November, 2001.

         SIGNATURE                                  TITLE
         ---------                                  -----

 /s/ William T. Ratliff, III                    Chairman of the Board
---------------------------------------
   William T. Ratliff, III


 /s/ Darryl W. Thompson                         President, Chief Executive
---------------------------------------         Officer and Director
   Darryl W. Thompson


 /s/ Ron D. Kessinger                           Executive Vice President and
---------------------------------------         Chief Financial Officer
   Ron D. Kessinger


/s/  Michael R. Oswalt                         Senior Vice President of Finance,
---------------------------------------        Treasurer, and Principal
   Michael R. Oswalt                           Accounting  Officer


 /s/ David W. Whitehurst                        Director
---------------------------------------
   David W. Whitehurst


 /s/ Robert T. David                            Director
---------------------------------------
   Robert T. David


 /s/ Raymond H. Elliott                         Director
---------------------------------------
   Raymond H. Elliott

                                INDEX TO EXHIBITS


    EXHIBIT NO.
    -----------
         5            Opinion of Lord, Bissell & Brook as to the legality of the securities offered by the registration statement
       23(a)          Consent of Ernst & Young LLP
       23(b)          Consent of Lord, Bissell & Brook (included in exhibit 5)
















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